Registration No. 333-86458



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            ________________________

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    Form S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                            ________________________

                               SPRINT CORPORATION
             (Exact name of registrant as specified in its charter)

                 Kansas                             48-0457967
      (State or other jurisdiction                (I.R.S. Employer
    of incorporation or organization)            Identification No.)

            Post Office Box 7997, Shawnee Mission, Kansas 66207-0997
                    (Address of principal executive offices)
                            ________________________

                         SPRINT RETIREMENT SAVINGS PLAN
                                       AND
          SPRINT RETIREMENT SAVINGS PLAN FOR BARGAINING UNIT EMPLOYEES
                           (Full title of the Plans)
                            ________________________

                              CLAUDIA S. TOUSSAINT
    Vice President, Corporate Governance and Ethics, and Corporate Secretary
                                  P.O. Box 7997
                       Shawnee Mission, Kansas 66207-0997
                     (Name and address of agent for service)

          Telephone number, including area code, of agent for service:
                                 (913) 794-1513
                            ________________________

     This Registration Statement as originally filed related to the offering of 6,200,000 shares of FON Common Stock and 10,400,000 shares of PCS Common Stock issuable under the Sprint Retirement Savings Plan and the Sprint Retirement Savings Plan for Bargaining Unit Employees.

     On February 28, 2004, Sprint's board of directors approved the recombination of the PCS Common Stock and the FON Common Stock, effective on April 23, 2004 (the "Conversion Date"). All of the shares of FON Common Stock covered by this Registration Statement have been issued. 8,074,528 shares of PCS Common Stock were issued before the Conversion Date, leaving 2,325,472 shares of PCS Common Stock. Following the recombination of the PCS Common Stock and the FON Common Stock, no shares of PCS Common Stock may be issued. Accordingly, the purpose of this Post-Effective Amendment No. 1 is to deregister the remaining 2,325,472 shares of PCS Common Stock covered by this Registration Statement.

  PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 8.     Exhibits.

Exhibit
Number    Exhibits

 24.      Power of Attorney.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Overland Park, State of Kansas, on the 18th day of May, 2004.

                              SPRINT CORPORATION




                              By /s/ Claudia S. Toussaint
                                     (Claudia S. Toussaint,  Vice President)




     Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Name                    Title                          Date

                        Chairman of the Board and   )
G. D. FORSEE*           Chief Executive Officer     )
                        (Principal Executive        )
                        Officer)                    )
                                                    )
                        Executive Vice President    )
ROBERT J. DELLINGER*    - Chief Financial Officer   )
                        (Principal Financial        )
                        Officer)                    )
                                                    )
                        Senior Vice President and   )
J. P. MEYER*            Controller                  )
                        (Principal Accounting       )
                        Officer)                    )
                                                    )  May 18, 2004
                                                    )
DUBOSE AUSLEY*          Director                    )
                                                    )
____________________                                )
(Gordon M. Bethune)     Director                    )
                                                    )
                                                    )
E. LINN DRAPER, JR. *   Director                    )
                                                    )


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

_____________________                               )
(Deborah A. Henretta)   Director                    )
                                                    )
                                                    )
I. O. HOCKADAY, JR.*    Director                    )
                                                    )
                                                    )
L. K. LORIMER*          Director                    )
                                                    )
                                                    )
C. E. RICE*             Director                    )
                                                    )
                                                    )
LOUIS W. SMITH*         Director                    )
                                                    )  May 18, 2004
                                                    )
GERALD L. STORCH*       Director                    )





/s/ Claudia S. Toussaint
___________________________

*    Signed by Claudia S. Toussaint,
     Attorney-in-Fact, pursuant to
     Power of Attorney filed with
     this Amendment to the Registration
     Statement No. 333-86458.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Employee Benefits Committee has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Overland Park, State of Kansas, on the 18th day of May, 2004.

                              SPRINT RETIREMENT SAVINGS PLAN




                              By:  /s/ E. J. Holland, Jr.
                                       E.J. Holland, Jr.
                              Employee Benefits Committee Co-Chairperson

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Employee Benefits Committee has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Overland Park, State of Kansas, on the 18th day of May, 2004.

                              SPRINT RETIREMENT SAVINGS PLAN FOR
                              BARGAINING UNIT EMPLOYEES




                              By:  /s/ E. J. Holland, Jr.
                                       E.J. Holland, Jr.
                              Employee Benefits Committee Co-Chairperson

                                  EXHIBIT INDEX


Exhibit
Number    Exhibits

 24.      Power of Attorney.